CODE OF ETHICS PURSUANT TO SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002 FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code

This Code of Ethics (the “Code”) pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 has been adopted by the Trusts1 and their respective series (each a “Fund” and, collectively, the “Funds”). This Code applies to the President and Chief Executive Officer, and Treasurer and Principal Financial and Accounting Officer (the “Covered Officers”) of the Funds or persons (if any) performing similar functions. Each Covered Officer is identified in Exhibit A.

This Code has been adopted for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in reports and documents that a Fund files with, or submits to, the U.S. Securities and Exchange Commission (“SEC”) and in other public communications made by a Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest or the appearance thereof.

II.	Covered Officers Should Handle Ethically Any Actual or Apparent Conflicts of Interest

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the relevant Fund. For example, a conflict of interest would arise if a Covered Officer, or a member of the Covered Officer’s family, receives improper personal benefits as a result of the Covered Officer’s position with the relevant Fund. Other conflicts of interest may arise out of relationships between Covered Officers and the relevant Fund that are subject to conflict of interest provisions and procedures in the Investment Company Act of 1940, the Investment Advisers Act of 1940 and other applicable law. This Code does not, and is not intended to, address conflicts that fall outside of this Code.

[1]	Allianz Funds, Allianz Funds Multi-Strategy Trust and Allianz Global Investors Sponsored Closed-End Funds, each of which is a registered investment company under the Investment Company Act 1940

III.	Disclosure and Compliance

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no Covered Officer should knowingly misrepresent, or cause others to misrepresent, facts about the relevant Fund to others, whether within or outside such Fund, including to such Fund’s Board and auditors, and to governmental regulators and self-regulatory organizations;

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each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the Service Providers or with counsel to the Funds with the goal of promoting full, fair, accurate, timely and understandable disclosure in the registration statements or periodic reports that the Funds file with, or submit to, the SEC; and

•	each Covered Officer has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

•	upon becoming a Covered Officer affirm in writing to the relevant Fund that he has received, read and understands the Code;

•	annually thereafter affirm in writing that he has complied with the requirements of the Code;

•	provide full and fair responses to all questions asked in any Trustee and Officer Questionnaire provided by the relevant Fund as well as with respect to any supplemental request for information; and

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notify the President of the relevant Fund promptly if he is convinced to a moral certainty that there has been a material violation of this Code (with respect to violations by a President, the Covered Officer shall report to the Chairman of the Directors/Trustees of the relevant Fund).

The President of each Fund is responsible for applying this Code in consultation with the Fund’s Chief Compliance Officer (“CCO”) and has the authority to interpret this Code. However, any approvals or waivers sought by the President will be considered by the Chairman of the Directors/Trustees of the relevant Fund.

The Funds will follow these procedures in investigating and enforcing this Code:

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the President will take all appropriate action to investigate any potential material violations reported to him, which actions may include the use of internal or external counsel, accountants or other personnel;

•	if, after such investigation, the President believes that no material violation has occurred, the President is not required to take any further action;

•	any matter that the President believes is a material violation will be reported to the Fund’s CCO;

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if the CCO concurs that a material violation has occurred, he will inform and make a recommendation to the Fund’s Board of Directors/Trustees, which will consider appropriate action, which may include review of, and appropriate modifications to applicable policies and procedures; notification to appropriate personnel of a Service Provider or its board; or a recommendation to dismiss the Covered Officer; and

•	the Board of Directors/Trustees may grant waivers under this Code, as it deems appropriate.

V.	Public Disclosure of Changes and Waivers

Any amendments to or waivers under this Code relating to a Covered Officer will, to the extent required by the SEC’s rules, be disclosed on the Fund’s website or in the Form N-CSR.

VI.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds or the Funds’ Service Providers govern or purport to govern the behavior or activities of the Covered Persons who are subject to this Code, they are superseded by this Code to the extent that they conflict with the provisions of this Code. The Funds’ and their Service Providers’ codes of ethics under Rule 17j-1 under the 1940 Act and the Service Providers’ more detailed compliance policies and procedures are separate requirements applying to the Covered Persons and others, and are not part of this Code.

VII.	Amendments

Any material amendments to this Code must be approved or ratified by a majority vote of each Fund’s Board of Directors/Trustees, including a majority of independent Directors/Trustees.

VIII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone except as permitted by the Board.

Exhibit A

Covered Officers

Allianz Funds, Allianz Funds Multi-Strategy Trust and Allianz Global Investors Sponsored Closed-End Funds

Thomas J. Fuccillo	President & Chief Executive Officer
Scott Whisten	Treasurer, Principal Financial & Accounting Officer

CODE OF ETHICS FOR

CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS

Each Fund is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure — financial and otherwise — in compliance with applicable law. This Code of Ethics applies to each Fund’s Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, “Senior Officers”).

Senior Officers must comply with applicable law and have a responsibility to conduct themselves in an honest and ethical manner. They have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

Senior Officers may be subject to certain conflicts of interest inherent in the operation of the Funds, because the Senior Officers (in addition to their role as senior officers of the Fund) currently or may in the future serve as officers or employees of a Virtus affiliated investment adviser1 (the “Adviser”), Virtus Investment Partners, Inc. or other affiliates thereof (collectively, “Virtus”) and as officers or trustees/directors of other registered investment companies and unregistered investment funds advised by Virtus.

A variety of laws and regulations applicable to, and certain policies and procedures adopted by, the Fund, the Adviser or Virtus govern certain conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Fund, including:

•	the Investment Company Act of 1940, as amended, and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the “1940 Act”);

•	the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “Advisers Act”);

•	the Code of Ethics adopted by the Fund pursuant to Rule 17j-1(c) under the 1940 Act (collectively, the “Fund’s 1940 Act Code of Ethics”);

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one or more codes of ethics adopted by the Adviser that have been reviewed and approved by those Members of the Board that are not “interested persons” of the Fund (the “Independent Members”) within the meaning of the 1940 Act (the “Adviser’s 1940 Act Code of Ethics” and, together with the Fund’s 1940 Act Code of Ethics, the “1940 Act Codes of Ethics”);

•	the policies and procedures adopted by the Fund pursuant to Rule 38a-1 under the 1940 Act (collectively, the “Fund Policies”); and

•	each Adviser’s general policies and procedures (collectively, the “Adviser Policies”).

[1]

Virtus Investment Advisers, Inc.; Virtus Alternative Investment Advisers, Inc.; Virtus Fund Advisers, LLC; Ceredex Value Advisors LLC; Duff & Phelps Investment Management Co.; Kayne Anderson Rudnick Investment Management LLC; Newfleet Asset Management, LLC; NFJ Investment Group, LLC; Seix Investment Advisors LLC; Silvant Capital Managemente LLC, Sustainable Growth Advisers, LP. (2021.01)

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Fund Policies and the Adviser Policies are referred to herein collectively as the “Additional Conflict Rules”.

This Code of Ethics is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Ethics, unless and until the Board of the Fund (the “Board”) shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

Senior Officers Should Act Honestly and Candidly

Each Senior Officer must:

•	act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

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comply with the laws, rules and regulations that govern the conduct of the Fund’s operations and report any suspected violations thereof in accordance with the section below entitled “Compliance With Code Of Ethics”; and

•	adhere to a high standard of business ethics.

Conflicts Of Interest

A conflict of interest for the purpose of this Code of Ethics occurs when private interests interfere in any way, or even appear to interfere, with the interests of the Fund. Senior Officers are expected to use objective and unbiased standards when making decisions that affect the Fund, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of a Fund also are or may be officers of the Adviser and other funds advised or serviced by Virtus.

Questions regarding the application or interpretation of this Code of Ethics should be raised with the Chief Compliance Officer of the Fund (the “Chief Compliance Officer”) prior to taking action.

Some conflict of interest situations that should be approved by the Chief Compliance Officer, if material, include the following:

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the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which the Fund has current or prospective business dealings (other than the Adviser or Virtus), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Fund’s service providers, other than the Adviser or Virtus; or

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a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer’s employment by the Adviser or Virtus, such as compensation or equity ownership.

Disclosures

It is the policy of the Funds to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by the Fund. Senior Officers are required to promote compliance with this policy and to abide by the Fund’s standards, policies and procedures designed to promote compliance with this policy.

Each Senior Officer must:

•	familiarize himself or herself with the disclosure requirements applicable to the Fund as well as the business and financial operations of the Fund; and

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not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, including to the Board, the Fund’s independent auditors, the Fund’s counsel, counsel to the Independent Members, governmental regulators or self-regulatory organizations.

Compliance With Code Of Ethics

Known or suspected violations of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Fund, should be reported on a timely basis to the Chief Compliance Officer or may be reported to the Virtus compliance hotline maintained in accordance with the Fund’s Procedures for Complaints Regarding Accounting, Internal Accounting Controls or Auditing Matters (the “Whistleblower Policy”).    In accordance with that Policy, no one will be subject to retaliation because of a good faith report of a suspected violation.

The Fund will follow these procedures (or, alternatively, the procedures set forth in the Whistleblower Policy) in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

•	the Chief Compliance Officer will take all appropriate action to investigate any actual or potential violations reported to him or her;

•	violations and potential violations will be reported to the applicable Fund Board after such investigation;

•	if the Fund Board determines that a violation has occurred, it will take all appropriate disciplinary or preventive action; and

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appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the Securities and Exchange Commission or other appropriate law enforcement authorities.

Waivers Of Code Of Ethics

Except as otherwise provided in this Code of Ethics, the Chief Compliance Officer is responsible for applying this Code of Ethics to specific situations in which questions are presented to the Chief Compliance Officer and has the authority to interpret this Code of Ethics in any particular situation.

Each Fund Board, or any duly designated committee thereof, is responsible for granting waivers of this Code of Ethics, as appropriate. Any changes to or waivers of this Code of Ethics will, to the extent required, be disclosed on Form N-CSR, or otherwise, as provided by Securities and Exchange Commission rules.

Recordkeeping

Records pertaining to the matters covered by this Policy will be maintained and preserved in accordance with applicable laws and regulations and the Fund’s Books and Records Policy.

All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Independent Members and their counsel, the Fund and its counsel, the Adviser and/or other Virtus entity and its counsel and any other advisors, consultants or counsel retained by the Members, the Independent Members or any committee of the Board.